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                                                                   EXHIBIT 10.3



                               PIVOTAL CORPORATION

                        1999 EMPLOYEE STOCK PURCHASE PLAN


This 1999 Employee Stock Purchase Plan (the "ESPP") was approved by the Board of Directors of Pivotal Corporation (the "Company") on May 28, 1999 and by the Shareholders of the Company on June 17, 1999 and is intended to be a qualified plan pursuant to the provisions of Section 423 of the Code and a registered plan under the provisions of the EIA.


1.       DEFINITIONS

As used herein:

"ADMINISTRATOR" means the person designated under the EIA to perform the duties of the administrator under the EIA;

"B.C. PARTICIPANT" means a Participant who is resident in British Columbia, employed by the Company, or a predecessor or affiliate of the Company on a continuing basis for an average of twenty hours a week and is not a major shareholder (as defined in the EIA) of the Company.

"CODE" means the Internal Revenue Code of 1986 (United States), as amended from time to time.

"COMMON SHARES" means common shares in the capital of the Company.

"COMMITTEE" means the Compensation Committee of the Board of Directors of the Company.

"COMPANY" means Pivotal Corporation, a British Columbia company.

"CONSTITUTION" means the Memorandum and Articles of the Company, as amended from time to time.

"COMPENSATION" means a Participant's base salary plus any bonuses and commissions paid.

"DESIGNATED SUBSIDIARY" means any parent, subsidiary or other affiliate of the Company designated by the Committee and whose employees are qualified participants in this ESPP in accordance with the provisions of the Code or the EIA.

"EIA" means the Employee Investment Act, R.S.B.C. 1996, c.112, as amended from time to time, together with its accompanying Regulations and Policy Statements; pursuant to and under which the British Columbia Employee Share Ownership Program is established and administered.

"EMPLOYEE SHAREHOLDER" means any B.C. Participant who, at any relevant time, is a person who has subscribed for and continues to hold Common Shares under the ESSP and who continues to be an employee of the Company, and includes any B.C. Participant who continues to be employed by the Company and who is an annuitant under an RRSP Trust that continues to hold Common Shares under the ESSP.


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"ESPP" means this Pivotal Corporation 1999 Employee Stock Purchase Plan.

"FAIR MARKET VALUE" of the Common Shares as of any day except the first day of the first Offering Period means the closing price (rounded to the next highest cent in the case of fractions of a cent) of the Common Shares on the Nasdaq National Market or any other recognized stock market or exchange upon which the Common Shares are quoted or listed and where the majority of the Common Shares are traded (the "Market"), as reported on such day or, if such day is not a trading day, on the immediately preceding trading day on which the Common Shares traded on the Market; provided however that with respect to the first day of the first offering period Fair Market Value means the initial public offering price; provided further that if the Common Shares cease to be traded on a Market, a single arbitrator shall be appointed by the Company and the Employee Shareholders in accordance with the provisions of the Commercial Arbitration Act (British Columbia) which arbitrator shall determine a new method for determining Fair Market Value and for redeeming Common Shares in accordance with the EIA, including the inclusion of price and dilution protection acceptable to the Administrator. The Committee, in its sole discretion, shall make all determinations required by this definition.

"FINANCIAL STATEMENTS" means the financial statements of the Company filed with the Administrator under the ETA or any more recent financial statements of the Company delivered to Participants.

"PARTICIPANT" means any employee of the Company, or a Designated Subsidiary, who is eligible to participate in this ESPP in accordance with the provisions of the Code or the EIA and who elects to participate, provided that the Committee may establish such additional eligibility criteria, in accordance with the Code and the EIA, as it deems desirable.

"PURCHASE DATE" means Purchase Date as defined in Section 7.

"OFFERING PERIOD" means a six month period commencing on January 1 or July 1; provided however that the first Offering Period shall commence on the business day immediately preceding the date of the Company's initial public offering and end on December 31, 1999.

"REPORT PERIOD" means the annual period from July 1st in each year to June 30th in the next succeeding year, which annual period is the annual fiscal year of the Company.

"RRSP TRUST" means a registered retirement savings plan under the Income Tax Act (Canada);

"SHARE OFFERING DOCUMENT" means a prospectus, offering memorandum or other document delivered to Participants in connection with obtaining subscriptions for Common Shares under the ESSP;

"SUBSCRIPTION FORM" means the form of subscription for Common Shares to be used by B.C. Participants making purchases under the ESSP eligible for tax credits under the EIA;

"TRUSTEE" means American Stock Transfer & Trust Company, or such other bank, trust company, broker-dealer, transfer agent or similar depository or custodian that has agreed to hold Common Shares for the accounts of the respective Participants as may be appointed by the Committee to administer this ESPP.


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"U.S. PARTICIPANT" means a Participant who, by virtue of his citizenship or residence, or otherwise, is subject to taxation under the Code on his or her Compensation and who is regularly scheduled to work 20 or more hours per week.


2.       PURPOSE

The purpose of this ESPP is to enable Participants to acquire a larger personal proprietary interest in the Company, and to encourage Participants to remain in the employ of the Company or a Designated Subsidiary and to have a strong commitment to and a personal interest in the success of the Company. This ESPP is intended to constitute an "employee stock purchase plan" as defined in
Section 423(b) of the Code, and, for so long as the Company qualifies as an 'Eligible Company' under the EIA, as an "Employee Share Ownership Plan" under the EIA. It is the intention of the Company and the Committee that this ESPP and its administration comply in all respects with the Code, the EIA, applicable securities laws and the Company Act (British Columbia).

This ESPP is intended to provide Common Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any Participant's affairs. A Participant, therefore, may sell Common Shares that are purchased under this ESPP at any time, subject to compliance with all applicable federal, provincial or state tax and securities laws. B.C. Participants who resell Common Shares purchased under the ESPP prior to the end of a three year hold period may be required to repay tax credits received under the EIA. THE PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON SHARES.


3.       GOVERNMENTAL REGULATIONS

The Company's obligation to sell and deliver the Common Shares under this ESPP is subject to the availability of registration and prospectus exemptions under applicable securities law, and the receipt of any required approval of any stock exchange or market upon which the Common Shares are listed or quoted, and any approval by a governmental authority required in connection with the authorization, issuance or sale of such Common Shares, including the Code and the EIA.

4.       ADMINISTRATION

This ESPP shall be administered by the Committee which shall have plenary authority, in its discretion, to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the ESPP. Without limitation, the Committee may establish such further requirements for or limitations on participation in the ESPP as are necessary to assure qualification of this ESPP under the Code and the EIA. The Committee's determinations of the matters referred to in this Section 4 shall be conclusive.



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5.       SHARES SUBJECT TO THE ESPP

The Company has reserved for issuance under this ESPP an aggregate of 1,000,000 Common Shares, which may be purchased by Participants pursuant to this ESPP, subject to adjustment as provided in Section 14. The Company may, from time to time, as it sees fit, authorize and allot additional Common Shares for issuance under the Plan. Funds received by the Company from the issuance of Common Shares under the EIA shall be used for general corporate purposes or for any other purpose determined by the Company, provided that such purpose is not a prohibited purpose prescribed under the EIA or the regulations thereunder.


6.       PAYROLL DEDUCTIONS

Any person who is properly enrolled as a Participant at the beginning of an Offering Period may elect, in accordance with procedures prescribed by the Committee, to have the Company deduct a specified percentage of the Participant's Compensation for the purchase of Common Shares pursuant to the ESPP.

The maximum rate of deduction that a Participant may elect for any Offering Period is 10% of Compensation accrued or paid during the Offering Period, provided that the maximum rate of deduction for B.C. Participants during any Offering Period shall be the greater of 10% of Compensation or Cdn. $5,000 per offering period, it being the intent that all B.C. Participants shall have equal access to the EIA tax credit program. An amount equal to the elected percentage of the Participant's Compensation will be deducted on each regular pay day falling within the Offering Period. All amounts will be deducted from a Participant's Compensation on an after-tax basis. No interest will be paid on payroll deductions accumulated under this ESPP, which will be held in trust for the Participants by the Trustee.

A Participant who is enrolled in this ESPP at the end of an Offering Period will, unless the Participant gives notice of his or her intent to withdraw from the ESPP, automatically be enrolled as a Participant in the subsequent Offering Period. B.C. Participants who wish to enroll for purchases during an Offering Period eligible for tax credits under the EIA must request a Share Offering Document to read, and must provide an executed Subscription Form prior to the Offering Period.


7.       PURCHASE OF COMMON SHARES

Effective on the first business day following the end of an Offering Period (the "Purchase Date"), a Participant's accumulated payroll deductions will, subject to the limitations of Section 8 and the termination provisions of Section 13, be applied to the purchase of Common Shares at a purchase price (the "Purchase Price") equal to the lesser of:

(a) 85% of the Fair Market Value for the Common Shares on the first day of the Offering Period; or

(b)      85% of the Fair Market Value for the Common Shares on the Purchase
         Date.


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Common Shares may be purchased under the ESPP only with a Participant's accumulated payroll deductions. Fractional Common Shares cannot be purchased. All purchases will be made in US dollars and all contributions will be converted into US dollars at the rate quoted by its principal bankers for transactions with the Company. At the conclusion of each Offering Period, the Company will automatically re-enroll each Participant in the next Offering Period (subject to the requirement for B.C. Participants who wish to make purchases eligible for tax credits under the EIA to deliver an executed Subscription Form prior to commencement of the Offering Period), and any portion of a Participant's accumulated payroll deductions not used for the purchase of Common Shares at the end of an Offering Period will be applied to the purchase of Common Shares in the next Offering Period if the Participant is participating in the ESPP during that Offering Period, or returned to the Participant. An investment confirmation will be issued to each Participant by the Company within 30 days of the Purchase Date, setting out the number of Common Shares purchased, the price paid per Common Share, the total amount paid, the name, address, telephone number and contact person at the Trustee, and for B.C. Participants, the procedure for obtaining the tax credit certificate under the EIA.


8.       LIMITATIONS ON SHARE PURCHASES

During any Offering Period the maximum amount of payroll deductions by a Participant that can be used to purchase Common Shares may not exceed US$12,500. During any calendar year, the maximum amount of payroll deductions by a Participant that can be used to purchase Common Shares under this ESPP, together with all other employee stock purchase plans of the Company, its parents, subsidiaries and affiliates, is US$25,000. The foregoing limitations are intended to and shall be interpreted in such a manner as will comply with
Section 423(b)(8) of the Code. Tax credits are available to B.C. Participants under the EIA in respect of the first Cdn$5,000,000, or such lesser amount as is allocated to the Company by the Administrator, aggregate of subscriptions in any two year period but are limited to 20% of the subscription price to a maximum for each B.C. Participant of Cdn$2,000 annually and Cdn$10,000 lifetime. No U.S. Participant shall be permitted to subscribe for any Common Shares under this ESPP if such Participant, immediately after such subscription, owns Common Shares that account for (including all Common Shares that may be purchased under outstanding subscriptions under the ESPP and any other outstanding options to purchase Common Shares) five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership. B.C. Participants who wish to remain eligible for tax credits under the EIA may not hold more than ten percent (10%) of the issued share capital of the Company, calculated in the manner prescribed by the EIA.


9.       WITHDRAWAL FROM THE ESPP

At any time prior to the last two weeks of an Offering Period, a Participant may elect, in accordance with procedures prescribed by the Committee, to withdraw from the ESPP. If a Participant withdraws from the ESPP, all of the Participant's payroll deductions for that Offering Period will be promptly returned to the Participant, and the Participant will not be eligible to participate in the


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ESPP again before the next Offering Period. If a Participant withdraws effective for an Offering Period that has not yet commenced, the Participant may elect to participate in any subsequent Offering Period. If a Participant's payroll deductions are interrupted by any garnishment or other legal process, the Participant will be deemed to have elected to withdraw from the ESPP for the Offering Period in which the interruption occurs.

A Participant's participation and payroll deductions will continue during a paid leave of absence unless the Participant elects to stop his or her payroll deductions. Such participation will end automatically at the end of the current Offering Period. A Participant may re-enroll to participate in subsequent Offering Periods which commence following the employee's return from the leave of absence.


10.      ISSUANCE OF COMMON SHARES TO PARTICIPANTS

The certificates for the Common Shares purchased by Participants will be issued by the Company and credited electronically by the Trustee to the Participants custodial account as soon as practicable after each Purchase Date. Common Shares purchased under the ESPP will be issued only in the name of: (a) the Participant, or (b) the trustee of the RRSP Trust of which the Participant or the Participant's spouse is the annuitant, provided in the case of a spousal RRSP that the Participant is the designated beneficiary of the spousal RRSP.

A Participant or his or her legal representative may withdraw Common Shares from his or her account held by the Trustee at any time, not sooner than 30 days after a Purchase Date; however any withdrawal by a U.S. Participant within 2 years of the first day of the Offering Period and one year of the Purchase Date will be treated by the Company as a disqualifying disposition under Sections 421 and 423 of the Code and be reported on the Participant's tax Form W-2. B.C. Participants who dispose of Common Shares within three years of the Purchase Date may be required to repay the tax credits received under the EIA. Upon termination, all payroll deductions not used to purchase Common Shares will be refunded to the Participant entitled thereto.

11.      EXPENSES AND TAXES

Fees and expenses of the Trustee shall be paid by the Company or allocated among the respective Participants in such manner as the Committee determines. The Company shall have the right to withhold from any payroll deductions made by the Participant under this ESPP an amount equal to any required withholding tax.

12.      TRANSFERABILITY

A Participant's rights under this ESPP, including rights to accumulated payroll deductions, may not be pledged, assigned, encumbered or otherwise transferred for any reason other than by will or the laws of descent and distribution. Any such attempt will be treated as an election by the Participant to withdraw from this ESPP.



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13.      TERMINATING EVENTS

Upon (a) the dissolution or liquidation of the Company, (b) a merger, amalgamation, arrangement or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer, takeover bid or otherwise, of more than fifty percent (50%) of the then outstanding Common Shares of the Company, (e) an acquisition by the Company resulting in an extraordinary expansion of the Company's business or the addition of a material new line of business (any of such events is herein referred to as a "Terminating Event"), the Committee may but shall not be required to:

(a) make provision for the continuation of the Participants' rights under this ESPP on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each Common Share that could otherwise be purchased at the end of the Offering Period in progress at the time of the Terminating Event, of any consideration payable with respect to each then outstanding Common Share in connection with the Terminating Event; or

(b) terminate all rights of Participants under the ESPP for such Payment Period and

         (i) return to the Participants all of their payroll deductions for such Payment Period; and

         (ii) for each Common Share, if any, that could otherwise be purchased under the ESPP by a Participant at the end of such Offering Period (determined by assuming that payroll deductions at the rate elected by the Participant were continued to the end of the Offering Period and used to purchase Common Shares based on the Fair Market Value of the Common Shares on the first day of the Offering Period) and with respect to which (A) the purchase price at which such Common Share could be purchased (determined with reference only to the Fair Market Value of the Common Shares on the first day of the Offering Period) is exceeded by (B) the Fair Market Value of Common Shares on the date of the Terminating Event, as determined by the Committee, pay to the Participant an amount equal to such excess.

The Committee shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absence of fraud or patent mistake, be conclusive and binding on all persons with any interest in the ESPP.


14.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any changes in the outstanding Common Shares of the Company by reason of stock dividends, stock splits, recapitalisation, mergers, consolidations, combinations or exchanges of Common Shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to shareholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate in the number and class of shares and the purchase prices of the Common Shares which may be purchased by Participants during the current Offering Period. In the event of any such change in the outstanding Common Shares of the Company, the aggregate


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number and class of shares available under this ESPP and the maximum number of shares which may be purchased and their purchase price shall be appropriately adjusted by the Committee.

Upon the happening of an event specified in this Section 14, the class and aggregate number of shares available under this ESPP, as set forth in Section 5 shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under Section 423(b)(2) of the Code, the EIA, the rules of any stock exchange or market upon which the Common Shares are listed or quoted, or applicable Canadian law.


15.      TERMINATION OF PARTICIPANT'S RIGHTS

Subject to the provisions of the next paragraph, a Participant's rights under this ESPP will terminate if he or she for any reason (including death, disability or voluntary or involuntary termination of employment) ceases to be an employee of the Company or a Designated Subsidiary. To the extent that the rights of a Participant terminate in accordance with this Section 15, any of the Participant's accrued payroll deductions will be promptly returned to the Participant or his or her personal representative.

This ESPP does not, directly or indirectly, create any right for the benefit of any employee or class of employees to preferentially purchase any Common Shares under the ESPP, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

16.      TERMINATION AND AMENDMENTS TO ESPP

This ESPP may be terminated at any time by the Committee with the approval of a majority of the Employee Shareholders and the Administrator, but, except as provided in Section 13, such termination shall not affect the rights of Participants under the ESPP for the Offering Period in progress at the time of termination. This ESPP will terminate in any case when all or substantially all of the unissued Common Shares reserved for the purposes of the ESPP, as specified from time to time by the Company, have been purchased. If at any time the Common Shares reserved for the purpose of the ESPP remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available Common Shares shall be apportioned among Participants in proportion to the respective amounts of their accumulated payroll deductions, and the ESPP shall terminate. Upon such termination or any other termination of the ESPP, all payroll deductions not used to purchase Common Shares will be refunded to the Participants entitled thereto.

This ESPP may be terminated, modified or amended by the Board of Directors of the Company. Such termination, modification or amendment will not require the approval of Participants or of the shareholders of the Company unless shareholder approval of Participants or Employee Shareholder approval is specifically required for such termination, modification or amendment by the Code, the EIA or other applicable law or by the rules of any stock exchange or market upon which the Company's Common Shares are listed or quoted.


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17.      INFORMATION TO PARTICIPANTS

A Participant in this ESPP shall not have any rights as a shareholder of the Company on account of the Common Shares that may be purchased under the ESPP prior to the time such Common Shares are actually purchased by and issued to the Participant. Notwithstanding the foregoing, the Company shall make available or deliver to each Participant under this ESPP who does not otherwise receive such materials annually, within 140 days of the end of each Reporting Period; (a) a copy of the Company's annual Financial Statements, together with management's discussion and analysis of financial condition and results of operations for the fiscal year, and (b) a copy of all reports, proxy statements and other communications distributed to the Company's security holders generally, and shall make available to each Participant, upon request, a copy of the Constitution.


18.      MISCELLANEOUS

This ESPP is governed by and shall be construed and enforced in accordance with the laws of the Province of British Columbia and as it applies to B.C. Participants, shall be supplemented by any further provisions or rules as may be required to maintain eligibility of this ESPP under the EIA. This ESSP is binding upon the Company, its successors and assigns, and will enure to the benefit of each Participant and Employee Shareholder and their respective personal representatives and assigns. All references to currency herein are to U.S. funds unless otherwise indicated. THE ADMINISTRATOR HAS NOT REVIEWED THE INVESTMENT MERITS OF THE COMMON SHARES AND IN NO WAY GUARANTEES AN INVESTMENT IN COMMON SHARES. ASSESSMENT OF THE INVESTMENT MERIT, ADEQUACY OF THIS ESSP, AND DUE DILIGENCE REVIEW IS ENTIRELY THE RESPONSIBILITY OF PARTICIPANTS.


Approved by the Board of Directors of the Company on May 28, 1999 and as subsequently supplemental under Section 18 hereof.



The common seal of PIVOTAL                  )
CORPORATION was affixed in the              )
presence of:                                )
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Authorized Signatory                        )
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Authorized Signatory                        )